                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     of the SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        SMART Modular Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          N/A
          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
          N/A
          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
          N/A
          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
          N/A
          ---------------------------------------------------------------------
     (5)  Total fee paid:
          N/A
          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
          N/A
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     (2)  Form, Schedule or Registration Statement No.:
          N/A
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     (3)  Filing Party:
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     (4)  Date Filed:
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

                        SMART MODULAR TECHNOLOGIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 16, 1999

To the Shareholders of SMART Modular Technologies, Inc.:

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders of SMART Modular Technologies, Inc., a California corporation (the "Company"), will be held on Tuesday, March 16, 1999 at 2:00 p.m., local time, at The Hyatt Sainte Claire, 302 South Market Street, San Jose, California 95113, for the following purposes:

     1. To elect four (4) directors to serve for the ensuing year and until their successors are duly elected and qualified or until their earlier death, resignation or removal;

     2. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending October 31, 1999; and

     3. To transact such other business as may properly come before the meeting or at any and all continuation(s) or adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on January 19, 1999 are entitled to receive notice of, to attend and to vote at the meeting and at any and all continuation(s) or adjournment(s) thereof.

     All shareholders are cordially invited to attend the meeting in person. Any shareholder attending the meeting may vote in person even if such shareholder returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          AJAY SHAH
                                          Chairman of the Board, President
                                          and Chief Executive Officer

Fremont, California
February 8, 1999

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                        SMART MODULAR TECHNOLOGIES, INC.
                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                       FOR ANNUAL MEETING OF SHAREHOLDERS

     The enclosed Proxy is solicited on behalf of the Board of Directors of SMART Modular Technologies, Inc. (the "Company") for use at the Company's 1999 Annual Meeting of Shareholders (the "Annual Meeting") to be held Tuesday, March 16, 1999, at 2:00 p.m., local time, or at any and all continuation(s) or adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at The Hyatt Sainte Claire, 302 South Market Street, San Jose, California 95113. The principal executive offices of the Company are located at 4305 Cushing Parkway, Fremont, California 94538. The Company's telephone number at that location is (510) 623-1231.

     These proxy solicitation materials were mailed on or about February 8, 1999 to all shareholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

PURPOSES OF THE ANNUAL MEETING

     The purposes of the Annual Meeting are (i) to elect four (4) directors to serve for the ensuing year and until their successors are duly elected and qualified or until their earlier death, resignation or removal, (ii) to ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending October 31, 1999, and (iii) to transact such other business as may properly come before the meeting or at any and all continuation(s) or adjournment(s) thereof.

RECORD DATE AND SHARES OUTSTANDING

     Shareholders of record at the close of business on January 19, 1999 (the "Record Date") are entitled to notice of, and to vote at the Annual Meeting. At the Record Date, 45,205,326 shares of the Company's Common Stock were issued and outstanding. For information regarding security ownership by management and 5% shareholders, see "OTHER INFORMATION -- Security Ownership of Certain Beneficial Owners and Management." The closing price of the Company's Common Stock on the Nasdaq National Market on the Record Date was $24.25 per share.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of proxy.

VOTING AND SOLICITATION

     On all matters, each share has one (1) vote. Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company's nominees as a director, and (ii) FOR ratification of the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending October 31, 1999. No business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of shareholders properly arise, the persons named in the enclosed form of proxy will vote such proxy as the Board of Directors may recommend.

     The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker non-votes, the Company believes that both abstentions and broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Company further believes that neither abstentions nor broker non-votes should be counted as shares "represented and voting" with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker non-votes in this manner. Accordingly, abstentions and broker non-votes will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 2000 Annual Meeting of Shareholders must be received by the Company no later than October 11, 1999 in order to be included in the proxy statement and form of proxy relating to that meeting.

FISCAL YEAR END

     The Company's fiscal year ends on October 31. Fiscal 1998 ended October 31, 1998 and is referred to herein as the "Last Fiscal Year."

STOCK SPLIT

     On November 20, 1997, the Company's Board of Directors approved a two-for-one stock split of the outstanding shares of Common Stock of the Company, effected in the form of a stock dividend (the "Stock Split"). The Stock Split entitled each shareholder of record as of the close of business on December 3, 1997 to receive one additional share of Common Stock for each outstanding share of Common Stock held by such shareholder. The Board of Directors approved the Stock Split to lower the market price and to increase the trading activity of the Company's Common Stock with a view to obtaining wider distribution and improved marketability of the Common Stock. Unless otherwise indicated, all share and per share amounts presented herein related to the Company's capital stock reflect the Stock Split.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

DIRECTORS

     A board of four (4) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's four (4) nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been duly elected and qualified or until his earlier death, resignation or removal. It is not expected that any nominee will be unable or will decline to serve as a director.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The four (4) nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.

NOMINEES FOR DIRECTOR

       NAME OF NOMINEE         AGE          POSITION WITH THE COMPANY          DIRECTOR SINCE
       ---------------         ---          -------------------------          --------------
Ajay Shah....................  39     Chairman of the Board of Directors,           1988
                                      President and Chief Executive Officer
Mukesh Patel.................  40     Director                                      1988
Erik Anderson(1)(2)..........  40     Director                                      1994
Tor R. Braham(1)(2)..........  41     Director                                      1995

---------------
(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

     Ajay Shah co-founded the Company and has served as the Company's President and Chief Executive Officer and as a director since its inception. In July 1995, Mr. Shah became the Chairman of the Company's Board of Directors. Mr. Shah holds an M.S. degree in Engineering Management from Stanford University and a B.S. degree in Engineering with a major in Mechanical Engineering from the University of Baroda, India. Mr. Shah also serves on the Board of Directors of Krypton Isolation, Inc. ("Krypton"), a semiconductor company, and Proactive Networks, Inc., a network monitoring tool company.

     Mukesh Patel co-founded the Company and has served as a director since the Company's inception. Mr. Patel also served as the Company's Vice President and General Manager Memory/Processor Product Line from August 1995 until his resignation in August 1998. From February 1989 until July 1995, Mr. Patel served as the Company's Vice President, Engineering. Mr. Patel holds a B.S. degree in Engineering with emphasis on digital electronics from Bombay University, India. Mr. Patel also serves on the Board of Directors of Krypton.

     Erik Anderson has served as a director of the Company since November 1994. Since February 1998, Mr. Anderson has served as President and Chief Executive Officer of Matthew G. Norton Co., a diversified investment company. From January 1996 to February 1998, Mr. Anderson served as Chief Executive Officer of Trillium Corp. ("Trillium"), a diversified investment company. From February 1994 until January 1996, Mr. Anderson served in various executive capacities at Trillium. Mr. Anderson has also served as a director of Trillium since February 1994. From March 1992 until January 1994, Mr. Anderson was a principal with Fraizer Management LLC, a medical technology investment company. From October 1990 until March 1992, Mr. Anderson served as the Vice President and Treasurer of Services Group of America, an investment holding company, and from February 1985 until October 1990, he served as a Vice President of Goldman Sachs & Company, an investment banking firm. Mr. Anderson holds an M.S. degree and a B.S. degree in Industrial Engineering from Stanford University and a B.A. degree in Economics from Claremont McKenna College.

     Tor R. Braham has served as a director of the Company since July 1995. Mr. Braham has served as Managing Director, Head of Technology Mergers and Acquisitions of Warburg Dillion Read LLC, a subsidiary of UBS AG, since November 1997. From 1984 until November 1997, Mr. Braham was an attorney at the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation and was a member of the firm from 1988 to 1997. Mr. Braham holds a J.D. degree from New York University School of Law and a B.A. degree from Columbia College. Mr. Braham also serves on the Board of Directors of 3Dlabs Inc., Ltd., a 3D graphics company, as well as three private companies.

     Ajay Shah and Lata Krishnan, the Company's Vice President, Administration and Secretary, are married to each other. There are no other family relationships among the directors and executive officers of the Company.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of seven (7) meetings during the Last Fiscal Year. No incumbent director attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which he served, if any, during his tenure as a director. The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a nominating committee or a committee performing the functions of a nominating committee.

     The Compensation Committee of the Board of Directors during the Last Fiscal Year consisted of Mr. Anderson and Mr. Braham. During the Last Fiscal Year, the Compensation Committee held one (1) meeting. The Compensation Committee reviews and makes recommendations to the Board concerning the Company's executive compensation policy.

     The Audit Committee of the Board of Directors during the Last Fiscal Year consisted of Mr. Anderson and Mr. Braham. During the Last Fiscal Year, the Audit Committee held one (1) meeting. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting policies and its systems of internal accounting controls.

DIRECTOR COMPENSATION

     The Company's directors are reimbursed for their out-of-pocket travel expenses associated with their attendance at Board meetings. Non-employee directors of the Company are paid an annual retainer of $12,000 and are paid $1,000 for attending each meeting, including meetings of committees unless held on the same day as a Board meeting.

     Under the Company's 1995 Director Option Plan (the "Director Plan"), non-employee directors of the Company receive automatic grants of stock options to purchase shares of Common Stock. The Director Plan provides that each non-employee director who first becomes a non-employee director on or after November 17, 1995 shall be automatically granted an option to purchase 24,000 shares of Common Stock (the "First Option") on the date on which the person first becomes a non-employee director, unless immediately prior to becoming a non-employee director, such person was a director of the Company. Beginning November 1, 1996, each non-employee director shall be automatically granted an option to purchase 7,200 shares of Common Stock (a "Subsequent Option") on November 1 of each year provided he or she is then a non-employee director and, provided further, that on such date he or she has served on the Board of Directors for at least the preceding six months. Each First Option and each Subsequent Option has a term of ten years, and the shares subject to the option vest as to 1/36th of the shares at the end of each month after the date of grant, provided that the optionee continues to serve as a director on such dates. The exercise prices of the First Option and each Subsequent Option are 100% of the fair market value per share of the Common Stock on the date of grant of the option.

                                 PROPOSAL NO. 2

                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Arthur Andersen LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending October 31, 1999 and seeks ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its appointment.

     Arthur Andersen LLP has acted as the Company's independent auditors since June 1995. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative votes of a majority of the Votes Cast is required to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending October 31, 1999.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING OCTOBER 31, 1999.

                               OTHER INFORMATION

EXECUTIVE OFFICERS

     In addition to Mr. Shah, the following persons were executive officers of the Company as of October 31, 1998:

           NAME             AGE                           POSITION
           ----             ---                           --------
Lata Krishnan.............  37    Vice President, Administration and Secretary
David B. Mullin...........  45    Vice President, Finance and Chief Financial Officer
Alan Marten...............  39    Vice President and General Manager Memory/Processor
                                    Product Line
Charles W. Welch..........  33    Vice President, Business Development and General Counsel

     Lata Krishnan co-founded the Company and has served as the Company's Vice President, Administration and Secretary since the Company's inception. Ms. Krishnan also served as the Company's Vice President, Business Development from September 1996 to August 1998. From the Company's inception until September 1996, Ms. Krishnan served as the Company's Vice President, Finance and Chief Financial Officer. Ms. Krishnan holds a B.S. degree from the London School of Economics and is a member of the Institute of Chartered Accountants in England and Wales. Ms. Krishnan serves on the Board of Directors of Krypton.

     David B. Mullin has served as Vice President, Finance and Chief Financial Officer of the Company since September 1996. From November 1995 until September 1996, Mr. Mullin served as the Vice President Finance & Administration and Chief Financial Officer of Borland International, Inc., a software company. From September 1990 until November 1995, Mr. Mullin served in various capacities at Conner Peripherals, Inc., a disk-drive company ("Conner"), the most recent of which were Director of Corporate Financial Planning & Analysis and Chief Financial Officer of Arcada Software, Inc., a subsidiary of Conner. Mr. Mullin holds a B.A. degree from San Francisco State University and is licensed as a certified public accountant in California.

     Alan Marten joined the Company in February 1990 and has served as Vice President and General Manager Memory/Processor Product Line since August 1998. From July 1995 until August 1998, Mr. Marten served as the Company's Vice President, Product Line Manager Memory Product Line. From February 1990 until January 1997, Mr. Marten served as the Company's Vice President, Sales. Mr. Marten holds an M.B.A. degree from San Jose State University and a B.S. degree in Economics and Computer Science from Santa Clara University.

     Charles W. Welch has served as the Company's Vice President, Business Development since August 1998 and as General Counsel since October 1995, when he joined the Company. From October 1995 until July 1997, Mr. Welch also served as the Company's Director, Investor Relations. From September 1994 to October 1995, Mr. Welch practiced law with Wilson Sonsini Goodrich & Rosati, Professional Corporation. Mr. Welch holds a J.D. degree from the University of California, Berkeley -- Boalt Hall School of Law, a Master of Real Estate Development degree from the University of Southern California and a B.S. degree in Civil Engineering from Virginia Tech.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission and with the Nasdaq Stock Market, Inc. Such officers, directors, and 10% shareholders are also required to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) and Forms 5 and amendments thereto furnished to the Company with respect to the Last Fiscal Year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, the Company believes that, during the Last Fiscal Year, all Section 16(a) filing requirements applicable to the Company's officers and directors were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of January 4, 1999 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000 during the fiscal years ended October 31, 1998, 1997 and 1996 (the "Named Executive Officers"), and (iv) all directors and executive officers as a group. A total of 45,138,620 shares of the Company's Common Stock was issued and outstanding as of January 4, 1999.

                                                               SHARES BENEFICIALLY
                                                                    OWNED(1)
                                                              ---------------------
  DIRECTORS, NAMED EXECUTIVE OFFICERS AND 5% SHAREHOLDERS       NUMBER      PERCENT
  -------------------------------------------------------     ----------    -------
Ajay Shah(2)................................................  10,333,122     22.6%
Lata Krishnan(3)............................................  10,333,122     22.6%
Mukesh Patel(4).............................................   6,630,800     14.7%
Alan Marten(5)..............................................     539,865      1.2%
David B. Mullin(6)..........................................      47,662        *
Charles W. Welch(7).........................................      28,312        *
Bayside Development Corporation(8)..........................   2,875,500      6.4%
  c/o International Service Co.
       Apartado 7440
       Panama
       Attention: Dr. Sharma
Erik Anderson(9)............................................      55,100        *
Tor R. Braham(10)...........................................      74,600        *
All directors and executive officers as a group (8
  persons)(11)..............................................  17,709,461     38.5%

---------------
  *  Less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within sixty (60) days of January 4, 1999 are deemed outstanding. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each party named in the table has sole voting and investment power with respect to the shares set forth opposite such party's name. Except as otherwise indicated, the address of each of the parties in this table is as follows: c/o SMART Modular Technologies, Inc., 4305 Cushing Parkway, Fremont, California 94538.

 (2) Includes 6,090,182 shares held by Mr. Shah and 334,873 shares owned by Mr. Shah in the form of options exercisable as of January 4, 1999 or within sixty (60) days thereafter. Includes 1,832,318 shares held by Ms. Krishnan and 235,749 shares owned by Ms. Krishnan in the form of options exercisable as of January 4, 1999 or within sixty (60) days thereafter. Also includes 1,840,000 shares which are held in Krishnan-Shah Family Partners, LP, a California limited partnership, in which Mr. Shah and Ms. Krishnan are the general partners. Mr. Shah and Ms. Krishnan are married to each other.

 (3) Includes 1,832,318 shares held by Ms. Krishnan and 235,749 shares owned by Ms. Krishnan in the form of options exercisable as of January 4, 1999 or within sixty (60) days thereafter. Includes 6,090,182 shares held by Mr. Shah and 334,873 shares owned by Mr. Shah in the form of options exercisable as of January 4, 1999 or within sixty (60) days thereafter. Also includes 1,840,000 shares which are held in Krishnan-Shah Family Partners, LP, a California limited partnership, in which Mr. Shah and Ms. Krishnan are the general partners. Mr. Shah and Ms. Krishnan are married to each other.

 (4) Includes 800 shares owned by Mr. Patel in the form of options exercisable as of January 4, 1999 or within sixty (60) days thereafter. Also includes 1,715,000 shares which are held in Patel Family Partners, LP, a California limited partnership, in which Mr. Patel and his spouse are the general partners.

 (5) Includes 180,665 shares owned by Mr. Marten in the form of options exercisable as of January 4, 1999 or within sixty (60) days thereafter.

 (6) Includes 39,084 shares owned by Mr. Mullin in the form of options exercisable as of January 4, 1999 or within sixty (60) days thereafter.

 (7) Includes 27,584 shares owned by Mr. Welch in the form of options exercisable as of January 4, 1999 or within sixty (60) days thereafter.

 (8) Bayside Development Corporation is beneficially owned by Tej Kaur Sharma.

 (9) Includes 9,600 shares owned by Mr. Anderson in the form of options exercisable as of January 4, 1999 or within sixty (60) days thereafter.

(10) Includes 69,600 shares owned by Mr. Braham in the form of options exercisable as of January 4, 1999 or within sixty (60) days thereafter.

(11) Includes 957,955 shares owned by the eight directors and executive officers listed above in the form of options exercisable as of January 4, 1999 or within sixty (60) days thereafter.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth certain information concerning compensation of the Company's Named Executive Officers during the fiscal years ended October 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                 ANNUAL COMPENSATION     SECURITIES
                                      FISCAL    ---------------------    UNDERLYING       ALL OTHER
    NAME AND PRINCIPAL POSITION        YEAR      SALARY      BONUS(1)     OPTIONS      COMPENSATION(2)
    ---------------------------       ------    --------     --------   ------------   ---------------
Ajay Shah...........................   1998     $173,420     $321,000     111,600          $ 1,000
Chairman of the Board of Directors,    1997      179,450      560,000          --           60,300
President and Chief Executive
  Officer                              1996      165,100      551,000          --              500
Mukesh Patel........................   1998     $112,340(3)  $110,000     111,600          $    --
Director and former Vice President     1997      147,240      440,000          --           54,115
and General Manager Memory/            1996      133,120      405,000          --              500
Processor Product Line
Lata Krishnan.......................   1998     $113,750     $109,000     114,400          $ 1,000
Vice President, Administration         1997      117,475      187,000          --           10,938
and Secretary                          1996      105,300      206,000          --              500
Alan Marten.........................   1998     $120,120     $213,000      40,000          $ 1,000
Vice President and General Manager     1997      100,625      272,000      96,000           32,908
Memory/Processor Product Line          1996       91,000      220,000          --              500
David B. Mullin.....................   1998     $160,030     $139,000          --          $ 1,000
Vice President, Finance and Chief      1997      155,790      166,000      30,000              500
Financial Officer                      1996       11,984(4)        --     150,000               --
Charles W. Welch....................   1998     $100,100     $ 92,000      59,200          $ 1,000
Vice President, Business Development   1997       85,932      114,000      10,000               --
and General Counsel                    1996       71,687       56,000          --               --

---------------
(1) Represents discretionary bonus payments determined by the Company's Board of Directors.

(2) For the Last Fiscal Year, represents $1,000 of matching contributions made by the Company to the Company's 401(k) Plan on behalf of the Named Executive Officers. For 1997, represents payout of accumulated accrued vacation to the Named Executive Officers relating to service years prior to 1997 and up to $500 of matching contributions made by the Company to the Company's 401(k) Plan on behalf of the Named Executive Officers. For fiscal 1996, represents $500 of matching contributions made by the Company to the Company's 401(k) Plan on behalf of the Named Executive Officers.

(3) Represents Mr. Patel's compensation through August 1998, when Mr. Patel resigned as an officer of the Company.

(4) In September 1996, Mr. Mullin became an employee of the Company at an annual base salary of $155,790.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information with respect to options granted in the Last Fiscal Year to the Named Executive Officers.

                                           INDIVIDUAL                              POTENTIAL REALIZABLE
                           SHARES OF         GRANTS                                  VALUE AT ASSUMED
                            COMMON         PERCENT OF                              ANNUAL RATES OF STOCK
                             STOCK       TOTAL OPTIONS                            PRICE APPRECIATION FOR
                          UNDERLYING       GRANTED TO     EXERCISE                    OPTION TERM(3)
                            OPTIONS       EMPLOYEES IN     PRICE     EXPIRATION   -----------------------
         NAME            GRANTED(#)(1)   FISCAL YEAR(2)    ($/SH)       DATE        5%($)        10%($)
         ----            -------------   --------------   --------   ----------   ----------   ----------
Ajay Shah.............      15,552            0.5%        25.7125     11/13/02       64,083      185,584
                            96,048            3.0%        23.3750     11/13/07    1,411,937    3,578,140
Mukesh Patel(4).......      15,552            0.5%        25.7125     11/13/02       64,083      185,584
                            96,048            3.0%        23.3750     11/13/07    1,411,937    3,578,140
Lata Krishnan.........      17,825            0.6%        25.7125     11/13/02       73,449      212,708
                            96,575            3.0%        23.3750     11/13/07    1,419,684    3,597,773
Alan Marten...........      40,000            1.3%        12.5000     06/15/08      314,444      796,869
David B. Mullin.......          --             --              --           --           --           --
Charles W. Welch......      19,200            0.6%        23.3750     11/13/07      282,245      715,270
                            24,000            0.8%        12.5000     06/15/08      188,666      478,121
                            16,000            0.5%        16.7500     10/14/08      168,542      427,121

---------------
(1) All options were granted under the Company's 1995 Stock Plan and vest as to 1/48 of the shares on the monthly anniversary date of each month after the date of grant. Other than noted below, all options were granted at an exercise price equal to the fair market value on the date of grant and expire ten (10) years from the date of grant. In the case of incentive stock options granted to a shareholder possessing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company, such options were granted at an exercise price equal to 110% of the fair market value on the date of grant and expire five (5) years from the date of grant. The 1995 Stock Plan is currently administered by the Compensation Committee of the Board of Directors, which has broad discretion and authority to amend outstanding options and to reprice options, whether through an exchange of options or an amendment thereto.

(2) Based on 3,178,300 shares of common stock underlying options granted to employees during the Last Fiscal Year.

(3) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future common stock price.

(4) Mr. Patel resigned from the Company in August 1998. Under the 1995 Stock Plan, in the event of an employee's termination of employment for any reason other than death or disability, an option may thereafter be exercised, to the extent it was exercisable at the date of such termination, for three (3) months (but in no event later than the expiration of the term of such option) unless otherwise specified in the employee's notice of grant.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table sets forth certain information as of October 31, 1998 concerning exercisable and unexercisable stock options held by each of the Named Executive Officers.

                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                         SHARES                    UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                        ACQUIRED                 OPTIONS AT FISCAL YEAR END       AT FISCAL YEAR END(1)
                           ON         VALUE      ---------------------------   ---------------------------
        NAME            EXERCISE    REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----            --------   -----------   -----------   -------------   -----------   -------------
Ajay Shah............   600,000    $ 7,488,000     325,573        86,027       $5,805,000     $        0
Mukesh Patel.........   900,000     11,416,750      18,598             0                0              0
Lata Krishnan........   300,000      3,744,000     226,216        88,184        3,869,999              0
Alan Marten..........   195,000      3,903,763     202,332        98,668        3,377,575        551,922
David B. Mullin......    15,000        201,249      36,257        91,243          387,164      1,045,333
Charles W. Welch.....     8,331        192,838      21,608        59,261          229,084        280,034

---------------
(1) The value of an "in-the-money" stock option represents the difference between the aggregate estimated fair market value of the underlying securities, based on the closing price of $21.00 per share of the Company's Common Stock on The Nasdaq National Market on Friday, October 30, 1998, and the aggregate exercise price of the subject stock option.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors was formed in July 1995. Currently the Compensation Committee consists of Erik Anderson and Tor Braham. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

CERTAIN TRANSACTIONS

     In July 1994, the Company paid $30,000 for a warrant to purchase 2,000,000 shares of Series A Preferred Stock of Krypton Isolation, Inc. ("Krypton") at $0.05 per warrant share (for an aggregate of $100,000). The warrant is exercisable, in whole or in part, at any time through the earlier of January 29, 2000, a sale of substantially all the assets of Krypton, a merger of Krypton, or the effective date of a registration statement in connection with Krypton's public offering. Ajay Shah (the Company's Chairman of the Board of Directors, President and Chief Executive Officer), Mukesh Patel (the Company's former Vice President and General Manager Memory/Processor Product Line and a current Director) and Lata Krishnan (the Company's Vice President, Administration and Secretary) concurrently purchased 400,000, 400,000 and 200,000 shares, respectively, of Krypton's Common Stock, representing at that time an aggregate 42.8% interest in Krypton. Mr. Shah, Mr. Patel and Ms. Krishnan are members of Krypton's Board of Directors.

     Krypton and the Company, Mr. Shah, Mr. Patel, Ms. Krishnan and certain other of Krypton's shareholders (the "Holders") are parties to a Holders' Agreement. Under the Holders' Agreement, the Holders are entitled to periodic information about Krypton and have certain registration rights and rights of first refusal. The Company also was granted certain voting rights under this agreement.

     In July 1994, the Company entered into a License and Supply Agreement with Krypton, whereby Krypton agreed to supply 100% of certain of Krypton's product required by the Company. In addition, Krypton granted to the Company certain license and trademark rights with respect to the use and modification of said product. In exchange, the Company provided research and development funding to Krypton in an aggregate amount of $750,000. Pursuant to Krypton's Series C Preferred Stock financing in June 1998, the Company agreed to amend the termination provisions of this agreement. In general, the license portion of this agreement has no expiration date and all other provisions of this agreement shall continue in effect for a period of 15 years; provided, however, this agreement, including the license portion of this agreement, can be terminated earlier upon certain events including Krypton's initial public offering.

     In January 1996, the Company and Krypton entered into an agreement whereby the Company paid an additional $80,000 for a warrant to purchase 2,000,000 shares of Krypton's Series B Preferred Stock at $0.15 per warrant share (for an aggregate of $300,000). The Company has the right to exercise the warrant, in whole or in part, at any time through the earlier of 48 months from its January 1996 issuance date, a sale of substantially all the assets of Krypton, a merger of Krypton, or the effective date of a registration statement in connection with Krypton's public offering. Krishnan-Shah Family Partners, LP, a California limited partnership with Mr. Shah and Ms. Krishnan as general partners, and Patel Family Partners, LP, a California limited partnership with Mr. Patel and his spouse as general partners, concurrently purchased an additional 600,000 and 400,000 shares, respectively, of Krypton's Common Stock for an aggregate purchase price of $150,000.

     In January 1996, the Company and Krypton also entered into a new License and Supply Agreement similar to that described above but covering different intellectual property. In exchange, the Company provided research and development funding to Krypton in an aggregate amount of $500,000. Pursuant to Krypton's Series C Preferred Stock financing in June 1998, the Company agreed to amend the termination provisions of this agreement. In general, the license portion of this agreement has no expiration date and all other provisions of this agreement shall continue in effect for a period of 15 years; provided, however, this agreement, including the license portion of this agreement, can be terminated earlier upon certain events including Krypton's initial public offering.

     In April 1996, Krishnan-Shah Family Partners, LP (a California limited partnership with Mr. Shah and Ms. Krishnan as general partners), Patel Family Partners, LP (a California limited partnership with Mr. Patel and his spouse as general partners) and Tor R. Braham (one of the Company's directors) purchased 65,000, 37,000 and 38,000 shares, respectively, of Krypton's Common Stock from other shareholders of Krypton. At October 31, 1998, Mr. Shah, Ms. Krishnan, Mr. Patel and Mr. Braham's (or their respective limited partnerships') aggregate interest in the outstanding shares of Krypton was 40.2%.

     During the Last Fiscal Year, the Company paid approximately $200,000 to Krypton for Krypton products. At October 31, 1997, Krypton owed the Company approximately $7,600 on a note bearing interest at 10% per annum and payable in full by April 1998. At October 31, 1998, no amount was owed to the Company from Krypton.

     On June 30, 1995, pursuant to a stock purchase right granted under the Company's 1989 Incentive Stock Plan, the Company sold 100,000 shares of Common Stock to Erik Anderson (one of the Company's directors) in consideration of Mr. Anderson's execution of a $200,000 full recourse promissory note secured by said 100,000 shares of Common Stock. During the Last Fiscal Year, Mr. Anderson paid the remaining balance due under the note, which bore interest at 6.27% compounded semi-annually.

     On November 15, 1993, John Chess (the Company's former Vice President, General Manager Data Communications Product Line) borrowed $146,250 from the Company. The debt arose from the issuance and sale of shares of the Common Stock of Apex Data, Inc. to Mr. Chess prior to the Company's acquisition of Apex Data, Inc. The loan, which is unsecured, bears interest at a rate of 6.5% per annum, and is payable in annual interest-only installments through November 15, 1998, when the principal balance is due in full. As of October 31, 1998, Mr. Chess owed the Company approximately $71,500 under this loan.

     The Company has entered into indemnification agreements with its executive officers, directors and certain significant employees. The Company's indemnification agreements will require the Company, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors, executive officers or significant employees and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. During the Last Fiscal Year, certain officers and directors of the Company were named as defendants in several securities class action lawsuits. As a result of such litigation, those officers and directors may seek indemnity from the Company pursuant to such indemnification agreements.

     The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. Any future transactions, including loans, between the Company and any of its officers, directors, affiliates and principal shareholders will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties. Any such transactions will be subject to approval of a majority of the Board of Directors, including a majority of the independent, disinterested directors.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. It also administers the Company's employee stock benefit plan for executive officers. The Committee is composed of independent, non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission.

     The Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer (collectively the "Executive Officers"), should be influenced by the Company's performance. The Committee establishes the salaries and bonuses of all of the Executive Officers by considering (i) the Company's financial performance for the past year, (ii) the achievement of certain objectives related to the particular Executive Officer's area of responsibility, (iii) the salaries and bonuses of executive officers in similar positions of comparably-sized companies and (iv) the relationship between revenue and executive officer compensation. The Committee believes that the Company's executive officer salaries and bonuses in the Last Fiscal Year were comparable in the industry for similarly-sized businesses.

     In addition to salary and bonus, the Committee, from time to time, grants options to Executive Officers. One of the principal factors considered in granting options to an Executive Officer is the Executive Officer's ability to influence the Company's long-term growth and profitability. The Committee thus views option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to the Company's stock price, the Committee believes that options motivate Executive Officers to manage the Company in a manner which will also benefit shareholders. As such, options are granted at either the current market price, or 110% of the current market price in the case of options granted to an Executive Officer possessing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company.

                                          Compensation Committee of the Board of
                                          Directors

                                          Erik Anderson
                                          Tor R. Braham

                               PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, from the effective date of the initial public offering of the Company's Common Stock (November 17, 1995) through the end of the Last Fiscal Year (October 31, 1998) for the Company, the Nasdaq Stock Market -- U.S. Index (the "Nasdaq Index") and the Nasdaq Electronic Components Index (the "Electronic Index"). The graph assumes that $100 was invested in the Company's Common Stock on November 17, 1995 and in the Nasdaq Index and the Electronic Index on October 31, 1995. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                COMPARISON OF 35 MONTH CUMULATIVE TOTAL RETURN*
                    AMONG SMART MODULAR TECHNOLOGIES, INC.,
                      THE NASDAQ STOCK MARKET-US INDEX AND
                     THE NASDAQ ELECTRONIC COMPONENTS INDEX

                                                      SMART MODULAR                                         NASDAQ ELECTRONIC
                                                   TECHNOLOGIES, INC.        NASDAQ STOCK MARKET-US         COMPONENTS INDEX
                                                   ------------------        ----------------------         -----------------
'11/17/95'                                               100.00                      100.00                      100.00
'10/31/96'                                               169.00                      118.00                      122.00
'10/31/97'                                               415.00                      155.00                      167.00
'10/31/98'                                               350.00                      174.00                      173.00

---------------

* $100 INVESTED ON 11/17/95 IN STOCK OR ON 10/31/95 IN INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING OCTOBER 31.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

     It is important that your shares be represented at the Annual Meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope which has been enclosed, at your earliest convenience.

                                          FOR THE BOARD OF DIRECTORS

                                          AJAY SHAH
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer

Dated: February 8, 1999

                                     PROXY
                        SMART MODULAR TECHNOLOGIES, INC.

                 PROXY FOR 1999 ANNUAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of SMART MODULAR TECHNOLOGIES, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated February 8, 1999, and hereby appoints Ajay Shah and David Mullin, and each of them, proxies and attorneys-in-fact, with full power to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Shareholders of SMART MODULAR TECHNOLOGIES, INC. to be held on Tuesday, March 16, 1999, at 2:00 p.m., local time, at The Hyatt Sainte Claire, 302 South Market Street, San Jose, California 95113, and at any and all continuation(s) or adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

     Both of such attorneys or substitutes as shall be represent and shall act at said meeting or any and all continuation(s) or adjournment(s) thereof (or if only one shall be present and acting, then that one) and shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING OCTOBER 31, 1999, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTER(S) AS MAY PROPERLY COME BEFORE THE MEETING.

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
  SIDE             CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
-----------                                                          -----------

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.



    1. Election of Directors.                                                                               FOR   AGAINST   ABSTAIN
       NOMINEES: Ajay Shah; Mukesh Patel; Erik Anderson;      2. Proposal to ratify the appointment of
                 Tor R. Braham                                   Arthur Andersen LLP as the                 [ ]     [ ]       [ ]
                                                                 independent auditors for the
                 FOR      WITHHELD                               Company for the fiscal year ending
                 [ ]         [ ]                                 October 31, 1999.

                                                                 In their discretion, the proxies are authorized to vote upon such
    [ ] ________________________________________                 other matter(s) which may properly come before the meeting or
         For all nominees except as noted above                  any and all continuation(s) or adjournment(s) thereof.


                                                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [ ]

                                                              This Proxy should be marked, dated and signed by the shareholder(s)
                                                              exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person. If shares are held by joint tenants or as community property, both should sign.

Signature: _______________________________ Date: ________________ Signature: _______________________________ Date: ________________